Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Assertio Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.001 par value per share(1)	Rule 457(o)	(1)	(2)	(3)

Fees to Be Paid	Equity	Preferred stock, $0.001 par value per share(1)	Rule 457(o)	(1)	(2)	(3)

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)

Fees to Be Paid	Other	Warrants(1)	Rule 457(o)	(1)	(2)	(3)

Fees to Be Paid	Other	Units(1)	Rule 457(o)	(1)	(2)	(3)

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$150,000,000	0.00014760	$22,140.00

	Total Offering Amounts					$150,000,000		$22,140.00

	Total Fees Previously Paid

	Total Fee Offsets							$4,828.48(4)

	Net Fee Due							$17,311.52(4)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Assertio Holdings, Inc.	S-3	333-252368	January 25, 2021		$4,828.48(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(4)	$44,257,384(4)
Fee Offset Sources	Assertio Holdings, Inc.	S-3	333-252368		January 25, 2021						$4,828.48(4)

(1)	The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)	The registrant has previously registered the offer and sale of up to $100,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-252368), which was initially filed with the Securities and Exchange Commission on January 25, 2021 and became effective on February 4, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $10,910.00. Of the $100,000,000 of securities registered under the Prior Registration Statement, $44,257,384 of securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $4,828.48 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $22,140.00 due for this offering. The remaining balance of the registration fee, $17,311.52, has been paid in connection with this offering. The offering that includes the Unsold Securities under the Prior Registration Statement is hereby terminated.